Third Quarter 2020 Corporate Update & Financial Results November 9, 2020

Forward Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar terms and phrases may be used to identify forward-looking statements in this presentation. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements are subject to risks and uncertainties including, among other things, the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the commercial launch of ANJESO® or disruption in supply chain, our ability to maintain regulatory approval for ANJESO®, our ability to successfully commercialize ANJESO®; the extent to which government reimbursement for ANJESO remains available at adequate levels and the impact of any changes in government reimbursement on our pricing of ANJESO; the acceptance of ANJESO® by the medical community, including physicians, patients, health care providers and hospital formularies; our ability and that of our third party manufacturers to successfully scale-up our commercial manufacturing process for ANJESO®, our ability to produce commercial supply in quantities and quality sufficient to satisfy market demand for ANJESO®, our ability to raise future financing for continued product development and ANJESO® commercialization, our ability to manage costs and execute on our operational and budget plans, the accuracy of our estimates of the potential market for ANJESO®, our ability to achieve our financial goals; and our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results included in our filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law. This presentation is intended to be non-promotional and for investor discussion purposes only.

Third Quarter 2020 Earnings Call: Agenda Business Update Gerri Henwood, Chief Executive Officer Commercial Launch Highlights John Harlow, Chief Commercial Officer Financial Review Ryan Lake, Chief Financial Officer Closing Remarks and Q&A Gerri Henwood, Chief Executive Officer and Team

Business Update Gerri Henwood, Chief Executive Officer

Baudax Bio : ANJESO® Status Vast majority of users described ANJESO as meeting or exceeding physician & patient expectations Progress being made in spite of the pace being impacted by COVID-19 disruption of formulary meetings and elective surgery rates Baudax moves to an even more focused and sustainable footprint around early traction accounts/areas where we can see deepening usage; believe this is based on modeling successes we have and is a more sustainable model through pandemic Continue to pursue BD opportunities Out-licensing (cash generation) & in-licensing (other approved products) Manage balance sheet and expenses

Commercial Launch Highlights John Harlow, Chief Commercial Officer

Commercial Launch Highlights

Satisfying Customer Needs; Feedback	✓ Vast majority of customer feedback remains positive that ANJESO® performing very well across many different surgical procedures ✓ ANJESO is now beginning to be incorporated into surgical protocols and electronic health record (EHR) order sets
Vial Use Growing Monthly	✓ Q3* 2020 vials sold to end-customers up significantly from Q2 2020 ✓ On Formulary at 53 accounts with # of upcoming P&T reviews significantly increasing ✓ October 2020 sales rate significant step up from Q3 2020
COVID Continues to Impact Rate of Uptake	✓ COVID has significantly impacted access, formulary reviews and financial health of accounts ✓ Building champion support is taking more time due to these COVID-related issues ✓ Unfortunately, we anticipate further restrictions through at least 1H 2021 and are planning accordingly
Restructuring Organization for Focus and Sustainability	✓ Already implementing efficiency measures in Q3 2020 that will continue in Q4 2020 & 2021 ✓ Restructuring sales team to maintain necessary critical mass in key areas and strategic accounts ✓ These areas should show deepening usage once ANJESO is implemented on formularies; develop around these areas

BAUDAX BIO

* Q3'20 is first quarter of full commercial launch

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End-Customer Units Sold Gradually Increasing Q3 vials sold to up significantly from Q2 October rate significant step up from Q3 Average monthly units per account up over 125% since launch On formulary at 50+ accounts with the number of upcoming P&T reviews significantly increasing Hospital sales are growing 60% of October unit sales were to Hospitals Hospitals ordering has tripled and the number of orders has quadrupled since launch * Q3’20 is first quarter of full commercial launch Source: Baudax Bio End-Customer Sales Data through 10/31/2020

COVID Impacting Each Step of the Formulary Process Physician Usage is Increasing Once on Formulary Deciding to Evaluate P+T Review Physician Usage Implementation Process ~2-3 Months (EMR & Order Sets) Develop Physician Interest/ Excitement The # of accounts at each step of the process is trending positively

Restructuring Organization for Focus and Sustainability Restructuring sales team to maintain necessary critical mass in key areas Ensure focus is placed on strategic accounts with early formulary wins, pull-through opportunities and physician champions preparing for upcoming P&T reviews Should demonstrate deepening usage once ANJESO is implemented on formularies; would then gradually add back territories as product usage expands / COVID recedes Field team to be supported with tele-virtual sales team and other tactics to increase awareness and drive formulary reviews Allows company to flex in areas where COVID-related customer access is more restrictive, and adapt to any future COVID-19 surges

Financial Review Ryan Lake, Chief Financial Officer

Q3 20 – Financial Highlights Total net product revenue in Q3 = $0.1 million; YTD = $0.4 million Cash and cash equivalents = $24.6 million as of September 30th November 9th reduction in workforce annualized savings is approx. $10.6 million in personnel and other related costs There are also significant cost reductions made for 2021 manufacturing and launch related activities October 19th completed strategic transaction to exchange warrants 12.6 million warrants exchanged/exercised, resulting in the issuance of 7.9 million shares of common stock (1.9 million warrants remain outstanding from the transaction) as of November 5 Transaction reduces dilution and removed certain financial impediments and long-term overhang

Income Statement – Q3 20 versus Q3 19 Third quarter highlights: Revenue & Cost of sales from sales of ANJESO Increased selling, marketing and support expenses for ANJESO commercial launch Continue to navigate COVID-19 related challenges

CLOSING REMARKS AND Q&A Gerri Henwood, Chief Executive Officer

Baudax Bio : ANJESO® Status Vast majority of users described ANJESO as meeting or exceeding physician & patient expectations Progress being made in spite of the pace being impacted by COVID-19 disruption of formulary meetings and elective surgery rates Baudax moves to an even more focused and sustainable footprint around early traction accounts/areas where we can see deepening usage; believe this is based on modeling successes we have and is a more sustainable model through pandemic Continue to pursue BD opportunities Out-licensing (cash generation) & in-licensing (other approved products) Manage balance sheet and expenses